SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities

Exchange Act of 1934

Check the appropriate box:

x	Preliminary Information Statement

o	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

o	Definitive Information Statement

Bison Petroleum, Corp.

(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

x	No fee required.

o	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

o	Fee paid previously with preliminary materials.

o

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee as paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

BISON PETROLEUM, CORP.

23/F Tower B, Caizhi International Mansion

No.18, East Zhongguancun Road, Haidian District, Beijing, China

86 10 6250 6999

INFORMATION STATEMENT

(Dated August __, 2015)

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. BY WRITTEN CONSENT IN LIEU OF A MEETING OF THE STOCKHOLDERS OF BISON PETROLEUM, CORP, HOLDERS OF A MAJORITY OF OUR OUTSTANDING SHARES OF COMMON STOCK HAVE APPROVED (1) AN AMENDMENT TO OUR ARTICLES OF INCORPORATION CHANGING OUR CORPORATE NAME TO YINHANG INTERNET TECHNOLOGIES DEVELOPMENT, INC. AND (2) A RECAPITALIZATION OF OUR CAPITAL STOCK, TO BE EFFECTED BY AMENDMENTS TO OUR ARTICLES OF INCORPORATION (A) AUTHORIZING THE ISSUANCE OF 1,000,000 SHARES OF PREFERRED STOCK, (B) DECREASING THE NUMBER OF SHARES OF COMMON STOCK WE ARE AUTHORIZED TO ISSUE FROM 800,000,000 SHARES TO 20,000,000 SHARES AND (C) EFFECTING A ONE-FOR- ONE HUNDRED REVERSE STOCK SPLIT OF OUR COMMON STOCK.  A VOTE OF THE REMAINING STOCKHOLDERS IS NOT NECESSARY.

Introduction

This Information Statement is being furnished on or about the date first set forth above to holders of record as of the close of business on June 11, 2015 (the "Record Date") of the common stock, par value $.001 per share ("Common Stock"), of Bison Petroleum, Corp., a Nevada corporation (“Bison,” "we, "our" or the "company"), in connection with the following corporate actions:

(1) (2)

An amendment to our Articles of Incorporation changing our corporate name to Yinhang Internet Technologies Development, Inc. (the “Name Change”).

A recapitalization of our capital stock (the “Recap”), to be effected by an amendment to our authorized capital which (A) authorizes the issuance of 1,000,000 shares of preferred stock from time to time in one or more series by the Board of Directors without further stockholder approval, (B) decreases the number of shares of common stock which we may issue from 800,000,000 shares to 20,000,000 shares  and (C) effects a one-for-one hundred (1-for-100) reverse stock split of our outstanding shares of common stock (the “Reverse Stock Split”).

On June 11, 2015, amendments to our Articles of Incorporation authorizing the Name Change and the Recap, including the Reverse Stock Split, were unanimously approved by our Board of Directors and by holders of 542,376,000 shares of our common stock, representing approximately 67.80% of the 800,000,000 outstanding shares of our common stock on that date, by written consent of stockholders in lieu of a special meeting of stockholders (the “Stockholder Consent”).  The Stock Consent was signed by the following stockholders:

Name of Shareholder	Number of Shares Owned Percent of Outstanding Shares
Xong Yu	425,736,000 53.22%
Yahong Zhao	116,640,000 14.58%

Approval of the amendments authorizing the Name Change and the Recap, including the Reverse Stock Split, by a written consent in lieu of a meeting of stockholders signed by the holders of a majority of our outstanding shares of common stock is sufficient under Section 78.320 of the Revised Nevada Statutes (“NRS”). Accordingly, no proxy of our stockholders will be solicited for a vote on the approval of the Name Change or Recap, including the Reverse Stock Split, and this Information Statement is being furnished to stockholders solely to provide them with certain information concerning the Name Change and the Recap, including the Reverse Stock Split, in accordance with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the regulations promulgated thereunder, including particularly Regulation 14C. In accordance with Regulation 14C, the certificate of amendment effecting the Name Change and the Recap, including the Reverse Stock Split, will not be become effective prior to the 21st day after this Information Statement is mailed to stockholders of record as of the Record Date.

Recent Developments

Change In Control

On April 10, 2015, Antonio Martinez-Guzman, President and CEO of Bison, the owner of 20,000,000 shares, representing approximately 47.75%, of the common stock of Bison Petroleum, Corp. (“Bison” or the “Company”), Nelan Advisors Corp., the owner of 3,749,999 shares, representing approximately 8.95%, of the common stock of the Company, and ACR Holdings Limited, the owner of 1,333,336 shares, representing approximately 3.18%, of the common stock of the  Company, sold an aggregate of 25,083,335 shares, representing approximately 59.89% of the outstanding shares, of the Company’s common stock (the “Shares”) to Yong Xu (18,310,834 shares, representing approximately 43.72% of Bison’s then outstanding shares), Yahong Zhao (5,016,667 shares, representing approximately 11.98% of Bison’s then outstanding shares) and Yinghua Zhang (1,755,834 shares, representing approximately 4.20% of Bison’s then outstanding shares) for a total purchase price of $160,000, or $0.006 per Share. As a result of the sale of the Shares, Yong Xu became the principal stockholder of the Company.

On April 10, 2015, in conjunction with the closing of the sale of the Shares, our then Board of Directors elected Yong Xu and Yahong Zhao as directors of the Company, effective upon the closing, and Antonio Martinez-Guzman resigned all of his positions with the Company and as a director of the Company, effective at the closing. Following the closing, the new Board of Directors elected Yong Xu as Chairman, Yahong Zhao as Chief Executive Officer, and Changqing Liu as Chief Financial Officer, of the Company.

Yinhang Acquisition

On May 13, 2015, we, then a “shell company,” entered into and closed a share exchange agreement, or the Share Exchange Agreement, with Yinhang Internet Technologies Development, Inc., a Nevada corporation (“Yinhang”), and the stockholders of Yinhang (the “Yinhang Stockholders”), pursuant to which we acquired 100% of the issued and outstanding capital stock of Yinhang in exchange for a total of 758,116,665 shares of our common stock (the “Share Exchange” or the “Yinhang Acquisition”).  After giving effect to the Share Exchange, we had outstanding 800,000,000 shares of common stock, representing all of our authorized shares of common stock.

As a result of the Share Exchange, Yinhang became our wholly-owned subsidiary, and we now own all of the outstanding capital stock of Yinhang HK, which in turn owns all of the outstanding capital stock of Huashang, a Chinese limited company.

Yinhang HK was established in Hong Kong on June 4, 2014 to serve as an intermediate holding company.  Huashang was established in the PRC on August 8, 2014, and on August 5, 2014 the local government of the PRC issued a certificate of approval regarding the foreign ownership of Huashang by Yinhang HK.

Prior to February 5, 2015, none of Yinhang, Yinhang HK or Huashang,Yinhang’s indirect wholly-owned subsidiary and a wholly-foreign owned enterprise under PRC law, had any operations.

On February 5, 2015, Huashang entered into a series of agreements with each of Beijing Huashangjie Electronic Business Service Co., Ltd. (“Huashangjie” or “HSJ”),  Beijing UKT Investment Management Co., Ltd. (“UKT”), and Beijing Qianxian Media Advertising Co., Ltd. (“Qianxian Media”), and their respective shareholders, pursuant to which Huashang effectively controls the operations of Huashangjie, UKT and Qianxian Media and is entitled to receive the pre-tax profits of each of Huashangjie, UKT and Qianxian Media.

Huashangjie operates an Internet information service which provides a classified information platform to end user merchants who advertise their products or services on its website. Huashangjie was incorporated on December 22, 2009 in Beijing, China.

UKT operates a virtual on-line web mall which enables merchants and manufacturers to sell their products to on-line customers through an on-line store, and provides hardware and software assistance to these merchants. UKT was incorporated on September 1, 2011 in Beijing, China.

Qianxian Media distributes a Chinese language agricultural magazine, free of charge, through distribution services provided by unaffiliated third parties and sells advertising space in the magazine and on the website “qianxianhuinong.com.” Qianxian Media was incorporated on December 19, 2006 in Beijing, China.

As a result of the Yinhang Acquisition, we are no longer a “shell company.” For accounting purposes, the acquisition has been accounted for as a reverse acquisition and has been treated as a recapitalization of Bison effected by a share exchange, with Yinhang as the accounting acquirer.  Since none of Yinhang, Yinhang HK or Huashang had operations prior to February 5, 2015, the combined historical financial statements of Huashangjie, UKT and Qianxian Media, Yinhang’s affiliated entities, which it controls through the VIE Agreements are now the historical financial statements of the registrant, Bison. The assets and liabilities of Huashangjie, UKT and Qianxian Media have been brought forward at their book value and no goodwill has been recognized.

Prior to the Yinhang Acquisition, Yong Xu, Yahong Zhao and Yinghua Zhang owned approximately (i) 53.74%, 14.72% and 5.15%, respectively, or a total of 73.61%, of the outstanding shares of Yinhang, (ii) 73%, 20% and 7%, respectively, or a total of 100%, of the equity interests in each of Huashangjie, UKT and Qianxian Media, and (iii) 43.72%, 11.98% and 4.20%, respectively, or a total of 59.89%, of Bison’s outstanding shares.

Our Business

We operate an online marketplace serving merchants and consumers in China, which enables local merchants and consumers to connect, share information and conduct business, through three variable interest entities:  (1) Beijing Huashangjie Electronic Business Service Co. Ltd. (“Huashangjie”), (2) Beijing UKT Investment Management Co. Ltd (“UKT”), and (3) Beijing Qianxian Media Advertising Co. Ltd (“Qianxian Media”). Our goal is to profit by enabling local communities of manufacturers, farmers, retailers, service providers and consumers to utilize the Internet to facilitate transactions making consumers’ lives more efficient and increasing sales and profitability of local vendors. Huashangjie offers an Internet information service which provides a classified information platform to end user merchants who advertise their products or services on its website; UKT operates a virtual on-line web mall which enables merchants and manufacturers to sell their products to on-line customers through an on-line store, and provides hardware and software assistance to these merchants; and Qianxian Media distributes a Chinese language agricultural magazine, free of charge, through distribution services provided by unaffiliated  third parties and sells advertising space in the magazine and on the website “qianxianhuinong.com.” These three companies are controlled by Beijing Huashang Wujie, or Huashang, the Company’s wholly foreign owned enterprise, or WFOE, through contractual arrangements. The following diagram illustrates our corporate structure, including our subsidiaries and consolidated variable interest entities, or VIEs:

Bison Petroleum, Corp. (a Nevada corporation)

100%

Yinhang (Hong Kong) Internet Technologies Development Limited (HK) (“Yinhang HK”)

100%

Huashang Wujie (Beijing) Internet Technology Co., Ltd. (PRC) (“Huashang” or “WFOE”)

VIE Contractual Arrangements

Beijing Huashangjie Electronic Business Service Co., Ltd. (PRC) (“Huashangjie”)	Beijing UKT Investment Management Co., Ltd. (PRC) (“UKT”)	Beijing Qianxian Media Advertising Co., Ltd. (PRC) (“Qianxian Media”)

Our executive offices are located on the 23/F, Tower B, Caizhi International Mansion No.18, East Zhongguancun Road, Haidian District, Beijing, China, and our telephone number is +86 10 6250 6999.

For more detailed information concerning the foregoing transactions and the business now conducted by Bison through its variable interest entities in China, see our Current Report on Form 8-K/A filed on May 19, 2015.

Name Change

We have adopted an amendment to our Articles of Incorporation changing our corporate name to Yinhang Internet Technologies Development, Inc., the name of the Nevada entity which we acquired in the Yinhang Acquisition, which is more descriptive of our business than Bison Petroleum, Corp. On June 24, 2015, we filed a certificate of merger with the Office of the Secretary of State of Nevada merging our wholly-owned subsidiary, Yinhang,, a holding company without any operations of its own, with and into our company, in a short-form merger pursuant to Section 92.180 of the Nevada Revised Statutes, which under Nevada law does not require stockholder approval.

The Recap

As of the date of this Information Statement, our capital stock consists of 800,000,000 shares of common stock, each having a par value of $0.001, of which all 800,000,000 shares are outstanding. Consequently, unless the amendments to our Articles of Incorporation contemplated by the Recap and included in the Certificate of Amendment are effected, we are unable to issue additional shares of our common stock, whether to obtain financing, acquire other businesses, in connection with strategic alliances, to recruit non-employee directors, executive officers and other key personnel, to reward or incentivize our existing non-employee directors, executive officers and other key personnel or for other corporate purposes.

The Recap consists of three elements:

1.

A one hundred-for-one (1-for-100) reverse stock split of our common stock which will reduce the number of our outstanding shares of common stock to slightly less than 8,000,000 shares, a number of shares more appropriate for a company like ours (the “Reverse Stock Split”). As a result of the Reverse Stock Split, each one hundred shares of our common stock outstanding on the date the Reverse Stock Split is effected will be converted into one fully paid and non-assessable share of our common stock. If the Reverse Stock Split would result in the record owner receiving less than one whole share, the Corporation will issue such additional fractions of a share necessary to equal one whole share.

2.

A decrease in the number of shares of common stock we are authorized to issue from 800,000,000 shares to 20,000,000 shares, a number of shares more appropriate for a company like ours.

3.

Authorization for the issuance of up to 1,000,000 shares of preferred stock from time to time in one or more series pursuant to resolutions adopted by the Board of Directors, without further stockholder approval. Accordingly, our Board of Directors will be able to act expeditiously, when necessary or desirable, to create a series of preferred stock having the voting powers, if any, designations, powers, preferences, and the relative, participating, optional, or other rights, if any, and the qualifications, limitations, or restrictions thereof, of any unissued series of preferred stock, to fix the number of shares constituting such series, and to increase or decrease the number of shares of any such series, but not below the number of shares thereof then outstanding, without the delay attendant to obtaining stockholder approval for such issuance.  The issuance of a series of preferred stock may be appropriate for a financing or business acquisition opportunity where there is a sense of urgency.

None of the rights of the holders of our common stock are being changed as a result of the Recap, including the Reverse Stock Split, and, therefore, the rights of the holders of our common stock will remain unchanged, including the right of one vote for each share of common stock in any action requiring a vote of the holders of common stock, except that the voting rights of holders of our common stock as to particular matters, the right to receive the net proceeds of any liquidation of our company and the right to receive dividends when and if declared by our Board of Directors are subject to and may be limited by, the preferential rights of holders of any series of preferred stock which may be issued by resolution of our Board of Directors.

We have not entered into any agreements and do not have any understanding or arrangements for any particular business combination and we do not have any plans, arrangements or understandings, written or oral, to issue any of the shares that will be newly available as a result of the Recap, including the reverse stock split. The issuance in the future of such additional authorized shares of our preferred stock or common stock as a result of the Recap may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights of the currently outstanding shares of our common stock.  The effective increase in the number of authorized but unissued shares of our preferred stock and common stock may be construed as having an anti-takeover effect by permitting the issuance of such securities to purchasers who might oppose a hostile takeover bid or oppose any efforts to amend or repeal certain provisions our Articles of Incorporation, as amended, or bylaws.

Our Board of Directors believes that the Reverse Stock Split may be advantageous to the Company and its stockholders, because it may provide the opportunity for higher share prices based upon fewer shares outstanding.  Moreover, most brokerage houses do not permit or favor lower-priced stocks to be used as collateral for margin accounts.  Certain policies and practices of the securities industry may tend to discourage individual brokers within those firms from dealing in lower-priced stocks.  Some of those policies and practices involve time-consuming procedures that make the handling of lower priced stocks economically unattractive.  The brokerage commissions on the purchase or sale of lower priced stocks also may represent a higher percentage of the price than the brokerage commission on higher priced stocks.

As a general rule,  potential  investors  who might  consider  making investments  in our  company  may be  unwilling  to do so when the company has a large number of shares issued and  outstanding  with little or no  stockholders' equity.  In other words, the "dilution" which new investors would suffer would discourage them from investing, as a general rule of experience.  A reduction in the total outstanding shares may, without any assurance, make our company's capital structure more attractive.

Furthermore, although our ability to ultimately qualify for a listing on a national securities exchange depends upon our profitability and the number of record holders of our common stock , our Board of Directors believes that it is in the interests of our company to adjust its capital structure in the direction of conformity  with the structural requirements of a national securities exchange such as the NYSE MKT or The Nasdaq Capital Market, including the minimum price per share and the number of round lot stockholders. At the current date, even with the proposed changes, our company would not meet the listing criteria of the NYSE MKT or The Nasdaq Capital Market. Additionally, the listing requirements of the NYSE MKT or The Nasdaq Capital Market may change.  There  is  no  assurance  that  the  proposed  changes  will  meet  the requirements  for or any other  exchange  when, and if, our company is otherwise qualified. There is no assurance that we will ever qualify for a listing on the NYSE MKT or The Nasdaq Capital Market or any other national securities exchange.

There is no assurance that any effect on the price of our common stock will result, or that the market price for our common stock, immediately or shortly after the Reverse Stock Split becomes effective, will rise, or that any rise which may occur will be sustained.  Market conditions obey their own changes in investor attitudes and external conditions.  Our company is proposing the steps it deems calculated to be attractive to the market; however, we cannot control the market's reaction. Further, there can be no assurance given that a higher market price, if it occurs as a result of the Reverse Stock Split, will encourage more broker-dealers or investors to become involved in our common stock.

Effects of Reverse Stock Split

The following table sets forth the effect of the Reverse Stock Split:

Number of Shares Owned

Prior to Reverse Stock Split	After Reverse Stock Split

Fewer than 100 shares	1 share

100 shares	1 share

500 shares	5 shares

1,000 shares	10 shares

10,000 shares	100 shares

500,000 shares	5,000 shares

1,000,000 shares	10,000 shares

No Exchange of Stock Certificates Required

Stockholders are not required to exchange their stock certificates representing pre-Reverse Stock Split shares of our common stock for new certificates representing post-Reverse Stock Split shares of our common stock.  New stock certificates representing post-Reverse Stock Split shares of our common stock will not be issued to a stockholder until such stockholder submits one or more existing certificates for transfer, whether pursuant to sale or other disposition.  However, stockholders (at their option and at their expense) may exchange their stock certificates representing pre-Reverse Stock Split shares of our common stock for new certificates representing post-Reverse Stock Split shares of our common stock following the effective time of the Reverse Stock Split.

No Dissenter or Appraisal Rights

Stockholders do not have any dissenter or appraisal rights in connection with the Name Change or the Recap.  There will not be a reduction in the number of stockholders as a result of the Reverse Stock Split.  There is no intention to take our company private because of the Reverse Stock Split or otherwise.

Accounting Consequences of Recap, including Reverse Stock Split

Upon the Recap becoming effective, the par value per share of our common stock would remain unchanged at $0.001 per share.  As a result, on the effective date of the Reverse Stock Split, the stated capital on the Company's balance sheet attributable to our common stock will be reduced proportionally, based on the exchange ratio of the Reverse Stock Split, from its present amount, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced.  The net income or loss and net book value per share of our common stock will be increased because there will be fewer shares of our common stock outstanding.  It is not anticipated that any other accounting consequences would arise as a result of the Recap.

Required Consent

On June 11, 2015, the Name Change and the Recap, including the Reverse Stock Split, was approved by the written consent of holders of approximately 67.80% of our common stock. The approval of the Name Change and the Recap, including the Reverse Stock Split, requires the affirmative vote of a majority of the shares of common stock outstanding and entitled to vote. As such, no vote or further action of the stockholders of our company is required to approve the Name Change and the Recap, including the Reverse Stock Split.  You are hereby being provided with notice of the approval of the Name Change and the Recap, including the Reverse Stock Split, by written consent of the holders of a majority of our common stock.

Promptly after the twentieth day after the date this Information Statement has first been sent to stockholders, we intend to file the Certificate of Amendment to the Articles of Incorporation, as amended, in the form annexed hereto as Exhibit A, with the Secretary of State of Nevada in accordance with NRS 78.390 to effect the Name Change and the Recap, including the Reverse Stock Split.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth information concerning beneficial ownership of our common stock as of the Record Date by (i) any person or group with more than 5% of our common stock, (ii) each director, (iii) our chief executive officer and each other executive officer whose cash compensation for the most recent fiscal year exceeded $100,000 and (iv) all such executive officers and directors as a group.  Unless otherwise specified, the address of each of the persons set forth below is in care of the Company23/F Tower B, Caizhi International Mansion No.18, East Zhongguancun Road, Haidian District, Beijing, China. To our knowledge, the persons named in the table have sole voting and investment power with respect to all shares of securities shown as beneficially owned by them. As of the Record Date, we had outstanding 800,000,000 shares of common stock. After giving effect to the Recap, we will have outstanding a little over 8,000,000 shares of common stock, the exact number to be determined based upon the number of additional whole shares issued in lieu of fractional shares resulting from the Reverse Stock Split.

	Amount and Nature of Beneficial Ownership
Name	Before Reverse Stock Split	After Reverse Stock Split	Percent of Common Stock
Our Directors and Executive Officers:
Yong Xu, Chairman and a Director	425,736,000	4,257,360	53.22%
Yahong Zhao, CEO and a Director	116,640,000	1,166,400	14.58%
All Directors and Executive officers as a group (two persons owning shares)	542,376,000	5,423,760	67.80%
Owners of More than 5% of Common Stock:
Hong Kong Tian Yuan Hui Co. Limited(1) Room 1801, 18th Fl. Public Bank Centre 120 Des Voeux Road, Central, Hong Kong	72,000,000	720,000	9.00%
Jahoda Limited(2) Room 2103, 21/F, Far East Consortium Building 121 Des Voeux Road, Central, Hong Kong	72,000,000	720,000	9.00%
China Concentric Capital Group Ltd. (3) Craigmuir Chambers, Road Town Tortola VG1110 British Virgin Islands	56,000,000	560,000	7.00%
Yinghua Zhang Room 6, Row 4 Provincial Construction Company Branch Three Xuzhou City, Jiangsu Province, PRC	40,824,000	408,240	5.10%
___
(1) Lidong Li is the Director of Hong Kong Tian Yuan Hui Co. Limited. (2) Chia-Hua Lee is the Director of Jahoda Limited. (3) Lien-Hsiang Hu is the Director of China Concentric Capital Group Ltd.

Available Information

We file annual, quarterly and periodic reports, proxy statements and other information with the SEC. These filings are available to the public on the Internet at the SEC's web site, http://www.sec.gov. The SEC's web site contains reports, proxy statements and other information regarding issuers, like us, that file these reports, statements and other documents electronically with the SEC.  You can also read and copy any document we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the SEC's Public Reference Section at that address. Please call the SEC at 1-800-SEC-0330 for further information regarding the operation of the Public Reference Room.

August __, 2015 By order of the Board of Directors, /s/ Yong Xu Yong Xu Chairman

Exhibit A

CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION

OF BISON PETROLEUM, CORP.

090204

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Amendment
(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Bison Petroleum, Corp.

2. The articles have been amended as follows: (provide article numbers, if available)

1. Name of Corporation: The name of the corporation is Yinhang Internet Technologies Development, Inc.

3. Authorized Stock: Number of shares with par value: 21,000,000 par value per share: $0.001.
See Attachment A for more detailed information.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: Holders of 67.80% of shares

4. Effective date and time of filing: (optional) Date: August 31, 2015 Time: 5:00 p.m. EDST
(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State Amend Profit-After
Revised: 1-5-15

Attachment A to Certificate of Amendment of Bison Petroleum, Corp.

The Corporation shall be authorized to issue 21,000,000 shares of capital stock, of which 20,000,000 shares shall be shares of common stock, $0.001 par value (“Common Stock”), and 1,000,000 shares shall be shares of preferred stock, $0.001 par value (“Preferred Stock”).

Shares of Preferred Stock may be issued from time to time in one or more classes or series. The Board of Directors of the Corporation (the “Board of Directors”) is hereby authorized to fix by resolution or resolutions the classes, series, and number of each class or series of stock as provided in Nevada Revised Statutes (“NRS”) 78.195, 78.1955, and 78.196, as well as prescribe the voting powers, if any, designations, powers, preferences, and the relative, participating, optional, or other rights, if any, and the qualifications, limitations, or restrictions thereof, of any unissued class or series of Preferred Stock; to fix the number of shares constituting such class or series; and to increase or decrease the number of shares of any such class or series, but not below the number of shares thereof then outstanding.

Except as otherwise provided by law or by the resolution or resolutions adopted by the Board of Directors designating the powers, designations, preferences, limitations, restrictions, and relative rights of any Preferred Stock, the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes. Each share of Common Stock shall entitle the holder thereof to one vote on all matters on which stockholders are entitled generally to vote, and the holders of Common Stock shall vote together as a single class.

Effective as of 5:00 p.m. Eastern Daylight Standard Time on August 31, 2015 (the "Effective Time"), each one hundred shares of common stock of the Corporation issued and outstanding or held as treasury shares at the Effective Time (the "Old Common Shares"), without any action on the part of the holder thereof, shall automatically be converted into one share of Common Stock. If the Reverse Split would result in the record owner receiving than one whole share, the Corporation will issue such additional fractions of a share necessary to equal one whole share.

The Corporation's stated capital shall be reduced by an amount equal to the aggregate par value of the common shares issued prior to the effectiveness of this Certificate of Amendment which, as a result of the Reverse Split provided for herein, are no longer issued common shares.